Exhibit 99.1

October 30, 2025

VIA EMAIL

Joseph Chee, Executive Chairman joseph.chee@solanacompany.co

Solana Company

Dear Joseph:

I hereby submit my resignation from the Board of Directors of Solana Company effective October 30, 2025.

Sincerely,

/s/ Jeffrey S. Mathiesen

Jeffrey S. Mathiesen